Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Wells Fargo Master Trust:

In planning and performing our audits of the financial statements of the Wells Fargo Advantage C&B Large Cap
Value Portfolio, Wells Fargo Advantage Core Bond Portfolio, Wells Fargo Advantage Diversified Large Cap Growth Portfolio, Wells Fargo Advantage Emerging Growth Portfolio,
Wells Fargo Advantage Index Portfolio, Wells Fargo Advantage International Growth Portfolio, Wells Fargo Advantage International Value Portfolio, Wells Fargo Advantage Large Company Value Portfolio, Wells Fargo Advantage Managed
Fixed Income Portfolio, Wells Fargo Advantage Real
Return Portfolio, Wells Fargo Advantage Small Company Growth Portfolio, Wells Fargo Advantage Small Company Value Portfolio, and the Wells Fargo Advantage Stable Income
Portfolio (collectively the Portfolios), thirteen of the portfolios comprising the Wells Fargo
Master Trust, as of and for the year ended May 31, 2015, in accordance with the standards of the Public Company Accounting Oversight Board(United States), we considered the Portfolios internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Portfolios is responsible for establishing and maintaining effective internal control overfinancial reporting. In fulfilling this responsibilityestimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolios internal control over financialreporting is a process designed to provide reasonable assurance regarding the reliability of financialreporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.A portfolios internal control over financial reporting includes those policies and proceduresthat (1) pertain to the maintenance of records that,in reasonable detail, accurately and fairly reflectthe transactions and dispositions of the assets of the portfolio (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expendituresof the portfolio are being made only in accordance with authorizations of management and directors of the portfolio and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the portfolios assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists whenthe design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control overfinancial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios internal control over financial reportingwas for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Portfolios internal control over financial reporting and its operations, including controls over safeguarding securities that we consider to be a material weakness as defined above as of May 31, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of Wells Fargo
Master Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ KPMG LLP

Boston, Massachusetts
July 27, 2015